Exhibit 10.103

REAFFIRMATION AND RATIFICATION AGREEMENT

April 25, 2006

Laurus Master Fund, Ltd.

c/o Laurus Capital Management, LLC

825 Third Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is made to the (a) Subsidiary Guaranty, dated as of December 6, 2005 made by Path 1 Holdings, Inc., a Delaware corporation (“Holdings”) for the benefit of Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”) (as amended, modified and/or supplemented from time to time the “Subsidiary Guaranty”), (b) Master Security Agreement, dated as of December 6, 2005 made by Path 1 Network Technologies Inc., a Delaware corporation (the “Company”) and Holdings in favor of Laurus (as amended, modified or supplemented from time to time, the “Master Security Agreement”), (c) Stock Pledge Agreement, dated as of December 6, 2005 made by the Company and Holdings in favor of Laurus (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”) and (d) the Grant of Security Interests in Patent and Trademarks, dated as of December 6, 2005 made by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the “IP Grant” and, together with the Subsidiary Guaranty, the Master Security Agreement and the Stock Pledge Agreement, the “Existing Security and Guaranty Agreements” and each, an “Existing Security and Guaranty Agreements”).

To induce Laurus to provide additional secured lending financial accommodations to the Company evidenced by (i) that certain Secured Non-Convertible Revolving Note, dated the date hereof, made by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the “2006 Laurus Revolving Note”), (ii) the Security Agreement, dated as of the date hereof between the Company and Laurus and referred to in the 2006 Laurus Revolving Note (as amended, modified or supplemented from time to time, the “2006 Laurus Security Agreement”), (iii) the Ancillary Agreements referred to in, and defined in, the 2006 Laurus Security Agreement (the agreements set forth in the preceding clauses (i) through (iii), inclusive, collectively, the “2006 Laurus Agreements”), each of the Company and Holdings hereby:

(a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of each of the 2006 Laurus Agreements and the documents, instruments and agreements entered into in connection therewith;

(b) acknowledges, ratifies and confirms that all indebtedness incurred by, and all other obligations and liabilities of, each of the Company and Holdings under each of the 2006 Laurus Agreements are (i) “Obligations” under, and as defined in the Subsidiary Guaranty, (ii) “Obligations” under, and as defined in, the Master Security Agreement and (iii) “Obligations” under, and as defined in, the Stock Pledge Agreement;

(c) acknowledges, ratifies and confirms that each of the 2006 Laurus Agreements are “Documents” under, and as defined in, each of the Subsidiary Guaranty, the Master Security Agreement and the Stock Pledge Agreement;

(d) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Security and Guaranty Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of each of the 2006 Laurus Agreements;

(e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any Existing Security and Guaranty Agreement; and

(f) acknowledges, ratifies and confirms the grant by each of the Company and Holdings of a security interest in the assets of (including the equity interests owned by) each of the Company and Holdings, respectively, as more specifically set forth in the Existing Security and Guaranty Agreements.

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This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

PATH 1 NETWORK TECHNOLOGIES INC.

By:

Name:
Title:
Address:

PATH 1 HOLDINGS INC.

By:

Name:
Title:
Address:

Acknowledged and Agreed to by:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

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